                                                                   EXHIBIT 10.19

                                TALX CORPORATION

                          DEBENTURE PURCHASE AGREEMENT

            This Debenture Purchase Agreement is entered into as of the 11th day of May, 1990, by and among TALX Corporation, a Missouri corporation formerly known as Interface Technology, Inc. (the "Company"), and the entities listed on Exhibit A hereto (such entities are hereinafter referred to individually as an "Investor" and collectively as the "Investors").

                                   WITNESSETH:

            WHEREAS, the Company and the Investors, along with other parties named therein, entered into a certain Preferred Stock Purchase Agreement, dated as of December 23, 1987, as amended by Amendment No. 1 thereto, dated as of December 23, 1988 (collectively, the "Preferred Stock Purchase Agreement"), pursuant to which the Company sold and certain of the Investors purchased shares of the Company's Series A Preferred Stock (as adjusted for stock splits); and

            WHEREAS, the Company and Investors deem it advisable for the Investors to lend and the Company to borrow the aggregate principal sum of $620,000 to be evidenced by Subordinated Convertible Debentures (as such term is hereinafter defined) and the Company is proposing to issue the Warrants in connection therewith, all upon the terms and subject to the conditions herein provided.

            NOW, THEREFORE, in consideration of the mutual promises and other consideration hereinafter set forth, the adequacy and receipt of which is hereby acknowledged by the parties hereto, the parties agree as follows:

            1.    DESCRIPTION OF DEBENTURES AND WARRANTS;
                  COMMITMENT.

                  1.1 Description of the Debentures and Warrants. The Company will authorize the issue and sale of: (a) Subordinated Convertible Debentures in aggregate principal amount of $620,000 in the form of Exhibit B hereto, convertible into equity securities of the Company as set forth in paragraph 11 hereof (such Subordinated Convertible Debentures are hereinafter referred to collectively as the "Debentures"); and (b) Warrants to purchase equity securities of the Company, in the form of Exhibit C hereto (the "Warrants"). The Debentures will be dated the date of issue and bear interest at the rates provided therein. Principal of the Debentures shall be due and payable on May 11, 1993.

                  1.2 Amended and Restated Designation of Preferred Stock. Prior to the Closing, the Company shall have duly adopted and filed an amendment to its Articles of Incorporation to increase the number of shares of its authorized Common Stock to 65,300,000 and to establish Series A Convertible Preferred Stock and Series B Convertible Preferred Stock with the terms set forth on Exhibit D hereto (the Company's Articles of Incorporation, as so amended are hereinafter referred to as the "Articles").

                  1.3 Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each of the Investors, severally and not jointly, and each of the Investors, severally and not jointly, agrees to purchase from the Company, the principal amount of the Debentures of the Company at a price of 100% of the principal amount thereof and the Warrants, as set forth opposite the Investor's name on Exhibit A hereto, on the Closing Date hereinafter mentioned.

            Delivery of the Debentures and the Warrants will be made at the offices of Thompson & Mitchell, One Mercantile Center, Suite 3400, St. Louis, Missouri, against payment therefor by check or wire transfer payable to the Company or cancellation of indebtedness, as the case may be (such delivery and payment are hereinafter referred to as the "Closing"), in the amount of the purchase price therefor at 9:00 A.M., St. Louis time, on May 11, 1990, or such later date as shall be mutually agreed upon by the Company and the Investors (the "Closing Date").

            2.    PREPAYMENT OF DEBENTURE.

                  2.1 Mandatory Prepayment Upon Consummation of Certain Financings. In the event the Company proposes to: (a) complete a Qualifying Public Offering (as defined in paragraph 11.1); or (b) complete a Qualifying Round (as defined in paragraph 11.1), then in either such case the Company shall give each holder of any of the Debentures prior written notice as provided in paragraph 2.3, before it may complete such transaction and prior to the completion of any such transaction, such holder shall have the right to convert the unpaid principal amount of its Debentures in accordance with paragraph 11 hereof. Upon the consummation of any transaction described in clauses (a) or (b) of the foregoing sentence, the outstanding principal balance of the Debentures shall thereupon become due and payable. Any such mandatory prepayment pursuant
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to this paragraph 2.1 shall be made by payment to the holders of the Debentures of an amount of cash equal to the aggregate outstanding principal amount, if any, of the Debentures plus all accrued and unpaid interest thereon to the date of prepayment.

                  2.2 Optional Prepayment of Debenture. Subject to the limitations hereinafter set forth, the Company may, upon compliance with paragraph 2.3, at any time and from time to time, prepay the Debentures either in whole or in part by payment of the principal amount of the Debentures, or portion thereof, to be prepaid and any accrued interest thereon to the date of prepayment; provided, however, that any partial repayment shall be pro rata from each holder of Debentures based upon the percentage which such holder's Debentures bear to the aggregate principal amount of Debentures then outstanding.

                  2.3 Notice of Prepayments. The Company will give notice of any prepayment of the Debentures pursuant to paragraph 2.1 or 2.2 to each holder thereof not less than 15 days nor more than 30 days before the date fixed for such prepayment specifying (i) such prepayment date, (ii) the principal amount of such holder's Debenture to be prepaid on such date, (iii) the accrued interest applicable to the principal to be prepaid and (iv) if applicable pursuant to paragraph 11 hereof, the last day such Debenture may be converted and the amount and nature of securities issuable upon such conversion (the "Prepayment Notice"). Notice of prepayment having been so given, the aggregate principal amount of the Debentures specified in such notices, together with accrued interest thereon, shall become due and payable on the prepayment date.

            3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            Subject to And except as specifically disclosed by the Company in Exhibit E to this Agreement, the Company represents and warrants to the Investors that:

                  3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, has all requisite corporate power and authority to carry on its business as now conducted, and is duly qualified as a foreign corporation and is in good standing in all other jurisdictions in which such qualification is required; provided, however, that the Company need not be qualified in a jurisdiction in which its failure to qualify would not have a material adverse effect on its operations or financial condition. True and accurate copies of the Company's Articles and all amendments thereto and Bylaws, as presently in effect, have been delivered to counsel for the Investors.

                  3.2 Capitalization. The authorized capital of the Company consists, or will consist prior to Closing, of:

                        (a) Preferred Stock: 2,700,000 shares of Preferred Stock, $ .0625 par value, of which 2,373,000 shares have been designated Series A Convertible Preferred Stock (the "Series A Shares") and of which 1,550,081 shares have been issued and are outstanding; and of which 327,000 shares have been designated Series B Convertible Preferred Stock ("Series B Shares") and of which no shares have been issued. The rights, privileges and preferences of the Series A Shares and the Series B Shares are as stated in Exhibit C.

                        (b) Common Stock: 3,000,000 shares (subject to being increased to 65,300,000 shares pursuant to paragraph 1.2) of Common Stock, $.0625 par value, of which 512,290 shares are validly issued and outstanding, fully paid and nonassessable. Except for (i) 1,550,081 shares of Common Stock reserved for issuance upon conversion of presently outstanding Series A Shares,
(ii) options for 23,500 shares of Common Stock issued to employees of the Company, (iii) a warrant to purchase 18,000 shares of Common Stock, issued to William W. Canfield and (iv) equity securities issuable upon conversion of the Debentures or exercise of the Warrants, as of the Closing, there will be no options, warrants, convertible debentures, conversion privileges, preemptive rights or other rights presently outstanding to purchase or otherwise acquire any of the authorized but unissued stock of the Company. Notwithstanding the foregoing, the Company shall be permitted to establish one or more plans providing for the issuance of additional shares of Common Stock to officers, directors, employees and consultants on terms approved by the Company's Board of Directors, provided that the total number of shares issued or reserved for issuance under such plan(s) may not exceed 138,724 in the aggregate.

                  3.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, and is not under common control with, any other corporation, association or other business entity.

                  3.4 Authorization. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and for the authorization, issuance, and delivery of the Debentures and Warrants being sold under this Agreement and of the securities issuable upon conversion or exercise of such Debentures and Warrants have been (or will be) taken prior to the Closing Date. This Agreement, when executed and delivered, shall constitute the valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.
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                  3.5 Validity of Stock. The Series A Shares, Series B Shares or
Common Stock or other equity securities issuable under the Debentures or the Warrants, as the case may be, have been (or, prior to the date of issuance, will be) duly and validly designated and reserved and, upon issuance in accordance with the provisions of the Debentures and Warrants and this Agreement, shall be duly and validly issued, fully paid and nonassessable and will be free and clear of any liens or encumbrances. The Common Stock issuable upon conversion of Series A Shares and Series B Shares issued or to be issued to Investors has been (or will be) duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Series A Shares or Series B Shares, as the case may be, shall be duly and validly issued, fully paid and nonassessable and will be free of any liens or encumbrances.

                  3.6 Liabilities. The Company has no indebtedness for borrowed money that the Company has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable. Except as disclosed in the financial statements described in paragraph 3.19, the Company has no material liability or obligation, absolute or contingent.

                  3.7 Title to Property and Assets. Except (a) for liens for current taxes not yet delinquent, (b) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen, and the like, (c) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or
(d) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company owns its property free and clear of all mortgages, liens, loans, and encumbrances. With respect to the property it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims and encumbrances, subject to clauses (b) and (c) above.

                  3.8 Governmental Consents. To the best of the Company's knowledge and belief, all consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to, and be effective as of, the Closing Date.

                  3.9 Licenses. To the best of the Company's knowledge and belief, all licenses, authorizations, approvals, permits, qualifications or designations of any federal, state or local governmental authority, necessary for the lawful conduct of the Company's business as now conducted shall have been obtained prior to, and be effective as of, the Closing Date.

                  3.10 Compliance with Other Instruments. To the best of the Company's knowledge and belief, the Company is not in violation of any provisions of its Articles or Bylaws as amended and in effect on and as of the Closing Date, or, in any material respect, of any provision of any material mortgage, indenture, contract, agreement, instrument, judgment or decree to which it is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any such provision. There is no such provision that materially and adversely affects, or in the future may (so far as the Company can now foresee) materially and adversely affect, the Company's business, prospects, condition, affairs, operations, properties or assets.

                  3.11 Misleading Statements. No representation or warranty by the Company in this Agreement or in any written statement, written agreement, or any certificate furnished or to be furnished to the Investors pursuant to this Agreement, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading.

                  3.12 Litigation. There is no action, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against the Company before any court or administrative agency (or any basis therefor known to the Company), that might result, either individually or in the aggregate, in any material adverse change in the business, prospects, condition, affairs, operations, properties or assets of the Company or in any material liability on the part of the Company or in any way questions the validity of this Agreement or any actions taken or to be taken in connection therewith. The foregoing includes, without limiting its generality, actions pending or, to the best of the Company's knowledge, threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees or their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers.

                  3.13 Patents; Trademarks. To the best of the Company's knowledge and belief (but without having conducted any special investigation or patent search), the Company owns or possesses, has access to, or can become licensed on reasonable terms under, all patents, inventions, trademarks, trade names, copyrights, licenses, information, proprietary rights and processes necessary for and material to the lawful conduct of its business as now conducted and as proposed to be conducted, without any infringement of or
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conflict with the rights of others.

                  3.14 Taxes. The Company has accurately prepared in all material respects and timely filed all United States income tax returns and all state and municipal tax returns that are required to be filed by it and has paid or made provisions for the payment of all taxes that have become due pursuant to such returns. The United States income tax returns of the Company have not been audited by the Internal Revenue Service. No deficiency assessment or proposed adjustment of the Company's United States income tax or state or municipal taxes is pending and the Company has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Company's financial statements.

                  3.15 Employees. The Company does not have any employment contracts with any of its employees not terminable at will and does not have any collective bargaining agreements covering any of its employees.

                  3.16 Insurance. The Company has fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company owns and is the beneficiary under a policy of term life insurance in the amount of $2 million on the life of William W. Canfield.

                  3.17 Registration Rights. Except as provided for in this Agreement and the Preferred Stock Purchase Agreement, the Company is not under any obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of its presently outstanding securities or any of its securities that may subsequently be issued.

                  3.18 No Material Adverse Changes. Since December 31, 1989, there has been no material adverse change in the financial condition, operating results, assets, properties, business prospects, employee relations or customer relations of the Company. The Company has no material liability on account of any price redetermination or the renegotiation of any contract.

                  3.19 Financial Statements. The Company has furnished the Investors with copies of the Company's audited balance sheet as of March 31, 1989 (the "audited balance sheet") and the related audited statements of income and cash flows for the year then ended, and the notes thereto; and the Company's unaudited balance sheet as of December 31, 1989 (the "Latest Balance Sheet") and statements of income and cash flows for the three- and nine-month periods then ended. Each of the foregoing financial statements (including, in all cases, the notes thereto, if any) fairly reflects the financial position of the Company as of the date indicated and the results of operations and cash flows for the respective periods indicated, in all material respects, is in accordance with the books and records of the Company (which, in turn, are true, correct, accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles consistently applied.

                  3.20 Inventories. The method of inventory valuation of the Company is in accordance with generally accepted accounting principles and has been consistently applied throughout the periods covered by the financial statements referred to in paragraph 3.19 hereof. The inventories of the Company shown on the Latest Balance Sheet or acquired thereafter consist of the quantity and quality usable and saleable in the ordinary course of business and are not obsolete or damaged.

                  3.21 Accounts Receivable. The accounts receivable of the Company represent valid claims for bona fide, arm's-length sales of goods and services made in the ordinary course of business.

            4.    REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

            Each Investor, severally and not jointly, represents and warrants to the Company that:

                  4.1 Organization and Standing. Such Investor is duly organized, validly existing and in good standing under its jurisdiction of organization.

                  4.2 Authorization. All action on the part of such Investor necessary for the authorization, execution, delivery and performance of all obligations of the Investor under this Agreement has been (or will be) taken prior to the Closing Date. This Agreement, when executed and delivered by such Investor, shall constitute a valid and legally binding obligation of Investor enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

                  4.3 Investor Consent. Each Investor hereby consents pursuant to the Preferred Stock Purchase Agreement and the terms of the Series A Convertible Preferred Stock presently held by such Investor, to the transactions contemplated by this Agreement.

            5.    FEDERAL AND OTHER SECURITIES LAWS.

                  5.1 Investment Representations. Each Investor, severally and not jointly, represents and warrants to the Company that:
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                        (a) This Agreement is made with such Investor in
reliance upon the Investor's representation to the Company, which by its acceptance hereof such Investor hereby confirms, that the Debentures and Warrants acquired hereunder and any securities acquired on conversion or exercise thereof (all such securities are referred to as the "Securities" for purposes of this paragraph 5) to be received by it will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities.

                        (b) The Investor understands that the Securities are not registered under the 1933 Act on the ground that the sale provided for in this Agreement and the issuance of Securities hereunder is exempt from registration under the 1933 Act and that the Company's reliance on such exemption is predicated on such Investor's representations set forth herein. The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, such Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise or for sale if the market does not rise. The Investor confirms it has no such intention.

                        (c) The Investor represents that it is an "accredited investor" within the meaning of Rule 501 under the 1933 Act and that it is experienced in evaluating and investing in high technology companies such as the Company, is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment. The investor further represents that it has had access, during the course of the transaction and prior to its purchase of its Securities, to the same kind of information that would be provided in a registration statement filed by the Company under the 1933 Act and that it has had, during the course of the transaction and prior to its purchase of the Securities, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access.

                        (d) The Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Securities must be held indefinitely. In particular, the Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available. The Investor represents that, in the absence of an effective registration statement covering the Securities it will sell, transfer or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of paragraph 5.1(e) hereof.

                        (e) The Investor agrees that in no event will it make a transfer or disposition of any of the Securities (other than in accordance with the terms of conversion thereof or pursuant to an effective registration statement under the 1933 Act), unless and until (i) the Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws and (ii) if requested by the Company, at the expense of the Investor or transferee, it shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the 1933 Act. Notwithstanding the foregoing, no formal notice or opinion of counsel shall be required for the transfer by Investor to any partner of Investor, or to a retired partner of such partnership who retires after the date of this Agreement or to the estate of any such partner or a retired partner or for the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors; provided, however, in all cases where no legal opinion is required that the transferee shall agree in writing to be subject to the terms of this Agreement to the same extent as if it were the original Investor hereunder.

                  5.2  Legends; stop Transfer.

                        (a) All certificates for the Securities may bear the following or a substantially similar legend:

            "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company that such registration is not required."

                        (b)   The certificates for the Securities
also may bear any legend required by any applicable state securities law.

                        (c)   In addition, the Company shall make a
notation regarding the restrictions on transfer of the Securities in its records and the Securities shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such shares or pursuant to and in compliance with the provisions of paragraph 5.1(e) hereof.

            6.    CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING.

            The obligations of the Investors under paragraph 1.3 of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

                  6.1 Representations and Warranties True on the Closing Date. The representations and warranties of the Company contained in paragraph 3 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date.

                  6.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing Date.

                  6.3 Qualifications; Consents. All authorizations, approvals, permits or consents, if any, that are required in connection with the lawful issuance and sale of the Debentures, the Warrants and the securities issuable upon conversion or exercise thereof, pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date.

                  6.4 Compliance Certificate. There shall have been delivered to each Investor a certificate, dated as of the Closing Date, signed by the Company's President, in the form of Exhibit F hereto, certifying that the conditions specified in paragraphs 6.1 through 6.3 have been fulfilled.

                  6.5 Other Shareholders. The Company shall have received waivers from holders of the Company's Series A Shares issued prior to the date hereof, in form and content satisfactory to Investors in their sole and absolute discretion, pursuant to which such holders shall have waived their rights to a reduction in the conversion price of their Series A Shares under Article III.C.4.(c) of the Articles, as a result of equity securities issuable upon conversion of the Debentures or upon exercise of the Warrants.

                  6.6 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to the Investors and their respective counsel, and the Investors shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

            7.    CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

            The obligations of the Company under paragraph 1 of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

                  7.1 Representations and Warranties True on the Closing Date. The representations and warranties of the Investors contained in paragraphs 4 and 5 shall be true on and as of the Closing Date with the same force and effect as if they had been made ad the Closing Date.

                  7.2 Qualifications; Consents. All authorizations, approvals, permits or consents, if any, that are required in connection with the lawful issuance and sale of the Debentures, the Warrants and the securities issuable upon conversion or exercise thereof, pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date.

            8.    REGISTRATION RIGHTS.

            The Company hereby grants to Investors as to Common Stock issuable upon conversion of the Series A Shares and Series B Shares issuable upon conversion or exercise of the Debentures and the Warrants, as the case may be, the same rights to registration under the 1933 Act and state securities laws as the rights granted to Investors in paragraph 7 of the Preferred Stock Purchase Agreement with respect to Common Stock issuable upon conversion of the Series A Shares issued to Investors pursuant thereto; the provisions of which paragraph are hereby incorporated in this Agreement by this reference. The parties hereto agree that, as used in paragraph 7 of the Preferred Stock Purchase Agreement, the term "Registrable Securities" shall, after the Closing Date, be deemed to include Common Stock issuable upon conversion of the Series A Shares and Series B Shares issuable upon conversion or exercise of the Debentures and Warrants, as the case may be.

            9.    COVENANTS.

            From and after the Closing Date and continuing so long as any amount remains unpaid on the Debentures:
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                  9.1 Corporate Existence, etc. The Company will preserve and keep in force and effect its existence and such licenses and permits which, in its opinion, are necessary and material to the proper conduct of its business.

                  9.2 Insurance. The Company will maintain insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties in similar locations.

                  9.3 Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or upon or in respect of all or any part of the property or business of the Company, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company; provided, the Company shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or any material interference with the use thereof by the Company.

                  9.4 Maintenance, etc. The Company will maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

                  9.5 Dividends, Stock Purchases. Except as expressly permitted by this Agreement, the Company will not, without the prior written consent of the Investors:

                        (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company); or

                        (b) directly or indirectly, or through any subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase, or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

                        (c) make any other payment or distribution, either directly or indirectly or through any subsidiary, in respect of its capital stock.

                  9.6 Consolidations, Mergers and Sales of Assets. The Company shall not consolidate with or merge into any other corporation or sell or otherwise transfer its assets substantially as an entirety to any person, unless:

                  (1) the corporation formed by such consolidation or into which the Company is merged or the person which acquires by transfer the assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly and unconditionally assume, by an instrument in writing, the due and punctual payment of the principal of and interest on the Debentures and the due and punctual performance or observance of every covenant of this Agreement, the Debentures and the Warrants on the part of the Company to be performed or observed;

                  (2) immediately after giving effect to such transaction, no
            Default or Event of Default shall have happened and be continuing;
            and

                  (3) the Company shall have delivered to the holder of the
            Debentures a certificate of a responsible officer of the Company and an opinion of counsel (who may be counsel selected by the Company), each stating that such consolidation, merger or transfer complies with this paragraph 9.6 and all other terms and provisions of this Agreement and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  Upon any consolidation or merger, or any transfer by the Company of its assets substantially as an entirety to any person, in accordance with this paragraph 9.6, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation had been named as the Company herein.

                  9.7 Preferred Stock Purchase Agreement Covenants. The Company will continue to observe each and every covenant set forth in paragraphs 8.1 through 8.12 of the Preferred Stock Purchase Agreement, notwithstanding the applicability of paragraph 8.4 thereof.

                  9.8 Investor Covenants. From and after the Closing Date and continuing for so long as any amount remains unpaid on the Debentures and in recognition of the Investors' intention to provide the funds available hereunder to the Company as a bridge financing until the Company obtains additional funds through the sale of additional securities, in the event the Company proposes to close a public offering pursuant to an effective registration statement under the 1933 Act, with expected aggregate net proceeds to the Company of not less than $5 million or a private placement of securities in a transaction or series of transactions which would be exempt from the registration provisions of the federal securities laws with expected aggregate proceeds to the Company of at least $1.5 million from investors other than Gateway Venture Partners II, L.P., the Investors agree (a) to furnish in writing to the Company all information within the Investors' knowledge or possession, which is required by the applicable rules and regulations of the Securities and Exchange Commission or Blue Sky laws for the preparation of any materials required to be distributed to potential investors or filed with any applicable regulatory authorities pursuant to the offering of such securities by the Company and (b) to cooperate with Company as is reasonably necessary to complete any such transaction.

            10.   SUBORDINATION OF DEBENTURES.

                  10.1 Superior Indebtedness. The indebtedness evidenced by the Debentures and any renewals or extensions thereof, shall at all times be wholly subordinate and junior in right of payment to all indebtedness of the Company evidenced by or with respect to any and all notes, bonds, debentures or other obligations of the Company for money borrowed whether now or hereafter outstanding, which is not expressed to be junior or subordinate to any other indebtedness of the Company (all such indebtedness being herein called "Superior Indebtedness"), all in the manner and with the force and effect hereinafter set forth.

                  10.2 Payments in Event of Liquidation, Dissolution, Bankruptcy, Etc. In the event of any liquidation, dissolution or winding up of the Company, or if any execution sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceeding relative to the Company or its property, all amounts (whether for principal, interest, premium or otherwise) owing on or in respect of all Superior Indebtedness shall first be paid in full before any payment is made upon the indebtedness evidenced by the Debentures; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than securities or other evidences of indebtedness, the payment of which is subordinated to the payment of all Superior Indebtedness which may at the time be outstanding), which shall be made upon or in respect of the Debentures shall be paid over to the holders of such Superior Indebtedness, pro rata, for application in payment thereof unless and until such Superior Indebtedness shall have been paid or satisfied in full.

                  10.3 Payments on Acceleration of Maturity. In the event that pursuant to the terms of paragraph 12.3 of this Agreement, the Debentures are declared or become due and payable because of the occurrence of any Event of Default described in paragraph 12.1 hereof (under circumstances when the foregoing paragraph 10.2 shall not be applicable), the holders of the Debentures shall not be entitled to payments thereon other than (i) current interest payments or (ii) payments due at the stated maturity thereof, unless and until there shall first have been paid in full all Superior Indebtedness outstanding at the time such Debentures so become due and payable because of any such event, or until payment shall have been provided for in a manner satisfactory to the holders of such Superior Indebtedness.

                  10.4 Default in Superior Indebtedness. During the continuance or any default in the payment of principal or interest or premium on any Superior Indebtedness, no payment of principal or interest shall be made on the Debentures if either (i) notice of such default, in writing or by telegram, has been given to the Company by any holder or holders of Superior Indebtedness, provided that judicial proceedings shall have been commenced with respect to such default within 90 days thereafter, or (ii) judicial proceedings shall be pending in respect of such default.

                  10.5 Obligations of Company Unimpaired. The provisions of paragraphs 10.1 through 10.7, inclusive, hereof are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the holders of the Debentures on the other hand, and nothing herein shall impair, as between the Company and the holders of the Debentures, the obligation of the Company, which is unconditional and absolute, to pay the principal and interest on the Debentures in accordance with its terms, nor shall anything herein prevent the holders of the Debentures from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of the holders of Superior Indebtedness as herein provided for.

                  10.6 Rights of Holders of Superior Indebtedness. No right of any present or future holder of any Superior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with any of the terms, provisions and covenants of this Agreement or of the Debentures, regardless of any knowledge thereof that any such holder of Superior Indebtedness may have or be otherwise charged with.

                  10.7 Proofs of Claim, Etc. The holders of the Debentures by their acceptance thereof undertake and agree for the benefit of each holder of Superior Indebtedness to execute, verify, deliver and file any proofs of claim, consents, assignments or other instruments which any holder of Superior Indebtedness may at any time reasonably require in order to prove and realize upon any rights or claims pertaining to such Debentures and to effectuate the full benefit of the subordination contained herein; and upon failure of the holders of the Debentures so to do, any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holders of the Debentures to execute, verify, deliver and file any such proofs of claim, consents, assignments or other instruments.

            11.   CONVERSION OF DEBENTURES.

                  11.1 Conversion Rights and Manner of Exercise. Subject to and upon compliance with the provisions hereof, the holders of the Debentures shall have the right, at any time and from time to time, to convert all or any portion of the principal amount of such Debentures into equity securities of the Company, as follows:

                        (a)   In the event the Company completes
prior to November 11, 1990 a firm-commitment underwritten public offering pursuant to an effective registration statement under the 1933 Act covering the offer and sale of Common Stock for the account of the Company with aggregate net proceeds to the Company of not less than $5 million (when completed prior to such date, a "Qualifying Public Offering"), the holders of the Debentures may convert the Debentures into as many shares of Common Stock of the Company as the unpaid principal amount of the Debentures so converted is a multiple of $1.90 (rounded up to the nearest whole share);

                        (b)   In the event the Company completes the
offer and sale of New Securities prior to November 11, 1990 (when completed prior to such date, a "Qualifying Round"), the holders of the Debentures may convert the Debentures into as many units of New Securities as the unpaid principal amount of the Debentures so converted is a multiple of the lowest price per unit of the New Securities being paid by investors in the Qualifying Round (rounded up to the nearest whole unit). As used herein the term "New Securities" shall mean any equity securities, or securities convertible into equity securities or any package of equity securities and debt securities, placed in a transaction exempt from the registration provisions of the federal securities laws with investors not affiliated with Gateway Venture Partners II, L.P., in any transaction or series of related transactions which would be subject to integration pursuant to SEC Regulation D in an aggregate amount of at least $1.5 million cash. As used in this Agreement, the term "affiliated" shall refer to a person which is an "affiliate" within the meaning ascribed thereto in Rule 405 under the 1933 Act;

                        (c) In the event of a liquidation, dissolution or winding up of the Company or the sale of all or substantially all the Company's assets or the acquisition of the Company by a non-affiliated entity by means of a consolidation or merger resulting in an exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued by the acquiring person or its affiliate (each such transaction referred to in this clause (c) when completed prior to November 11, 1990 is hereinafter referred to as a "Terminal Event"), the holders of the Debentures may, effective immediately prior to such transaction, convert the Debentures into as many shares of Series A Preferred as the unpaid principal amount of the Debentures so converted is a multiple of $1.90 (rounded up to the nearest whole share); and

                        (d) In the event the Company shall not have completed a Qualifying Public Offering, Qualifying Round or Terminal Event or the Company shall not have prepaid the Debentures in full by payment of the principal amount and accrued interest thereon to the date of prepayment in accordance with paragraph 2.2, the holders of the Debentures shall have the right, at any time after November 11, 1990 and from time to time thereafter, to convert all or any portion of the principal amount of the Debentures into as many Series B Shares, as the unpaid principal amount of the Debentures so converted is a multiple of $1.90 (rounded up to the nearest whole share).

                        The Company shall give the holders of the Debentures the Prepayment Notice required by paragraph 2.3, with respect to the expected completion of any transaction described in paragraphs 11.1(a) or (b). The Company shall give the holders of the Debentures at least 20 days' prior written notice, specifying the material terms, of the expected completion of any transaction described in paragraph 11.1(c) (a "Terminal Event Notice"). In order to exercise any of the foregoing conversion privileges with respect to Debentures as to which a Prepayment Notice or Terminal Event Notice has been given, whether such exercise is pursuant to paragraph 11.1(a), (b), (c) or (d), the holders thereof shall surrender the Debentures to the Company at its principal office within 10 days after receipt of such Prepayment Notice or Terminal Event Notice, as the case may be, accompanied by a written statement (the "Conversion Notice") designating the unpaid principal amount of the Debentures to be converted and stating the name and address of the person in whose name certificates evidencing securities issuable upon conversion are to be registered. In order to exercise any conversion privilege under paragraph 11.1(d) when no Prepayment Notice or Terminal Event Notice has been given, the holder of any Debenture electing to exercise such rights shall surrender the Debenture to the Company at its principal office at any time prior to the payment thereof, accompanied by a Conversion Notice.

                  11.2 Issuance of Stock Certificates. As promptly as practicable (but in any event within 10 business days) after the receipt of such Conversion Notice and surrender of any Debenture as aforesaid, the Company shall issue and deliver to such holder, issued in the name of such holder or such other person or persons as such holder may request, a certificate or certificates for the securities issuable upon the conversion of such Debenture (or specified portion thereof). Such conversion shall be deemed to have been effected as of the close of business on the date on which such Conversion Notice shall have been received by the Company and such Debenture shall have been surrendered as aforesaid, and at such time the rights of the holder of the Debenture (or specified portion thereof) as such holder shall cease, and the person or persons in whose name or names any certificate or certificates for securities shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the securities represented thereby, provided, however, that if the conversion is in connection with a transaction described in paragraphs 11.1(a) through (c), then the conversion shall be condition on the completion of such transaction, in which event the person(s) entitled to receive the securities issuable upon such conversion of such Debenture shall not be deemed to have converted such Debentures until immediately prior to the completion of such transaction.

                  11.3 Cash Adjustments on Conversion. No payment or adjustment shall be made upon any conversion on account of any cash dividends declared for payment as of a record date prior to the date of conversion on the securities to be issued on conversion of the Debentures, but the Company shall pay all interest on such Debenture or the portion thereof surrendered for conversion accrued to the date when the Conversion Notice shall have been received by the Company. In the case where any Debenture is converted in part only, the Company shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Company, a new Debenture in principal amount equal to the unconverted portion of the Debenture surrendered (dated as of the last date to which interest has been paid thereon) and otherwise of like tenor therewith.

                  11.4 Mergers, Consolidations, Sales. In the case of any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holders of the Debentures shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the securities immediately theretofore receivable upon conversion of such Debentures, such shares of stock, securities, assets or cash as may (by virtue of such consolidation, amalgamation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a type and number of outstanding securities equal to the type and number of securities immediately theretofore so receivable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of the Debentures to the end that the provisions of this paragraph 11 shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities, assets or cash thereafter deliverable upon conversion of the Debentures. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holders of the Debentures, the obligation to deliver to such holder such shares of stock, securities, assets or cash as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                  11.5 Dissolution or Liquidation. In the event of any proposed distribution of the assets of the Company in dissolution or liquidation (except under circumstances when the foregoing paragraph 11.4 shall be applicable) the Company shall mail notice thereof to the holders of the Debentures and shall make no distribution to stockholders until the expiration of 20 days from the date of mailing of the aforesaid notice and, in any such case, the holders of the Debentures may exercise the conversion rights, to the extent such rights then are exercisable, with respect to the Debentures within 20 days after the date of mailing such notice and all rights herein granted which are not so exercised within such 20-day period shall thereafter become null and void.

                  11.6 Notice of Extraordinary Dividends. If the Board of Directors of the Company shall declare any dividend or other distribution on its capital stock except out of retained earnings or by way of a stock dividend payable in shares of its Common Stock on its Common Stock, the Company shall mail notice thereof to the registered holders of the Debentures not less than 20 days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution and the holders of the Debentures shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof unless and to the extent that such conversion rights, to the extent such rights then are exercisable, are exercised prior to such record date. The provisions of this paragraph 11.6 shall not apply to distributions made in connection with transactions covered by paragraph 11.4.

                  11.7 Reservation of Stock. The Company will at all times reserve and keep available such number of shares of its authorized capital stock, solely for the purpose of issuing upon the conversion of the Debentures and any convertible securities issuable upon conversion thereof as herein provided for, as then shall be issuable upon the conversion or exercise of the Debentures or the Warrants and securities issuable upon conversion thereof.

                  11.8 Fully Paid Stock; Taxes. The Company covenants and agrees that the shares of stock represented by each and every certificate for its securities to be delivered on the exercise of the conversion rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable, and the Company will take all such action as may be necessary to assure that the par value per share of securities issuable hereunder (if other than without nominal or par value) is at all times equal to or less than the respective conversion prices in effect from time to time hereunder. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes (other than income taxes) which may be payable in respect of the Debentures or any securities or certificates therefor upon the exercise of the conversion rights herein provided for pursuant to the provisions hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the holders of the Debentures or convertible securities converted, and any such tax shall be paid by such holder at the time of presentation.

                  11.9 Closing of Transfer Books. The right to convert the Debentures shall not be suspended during any period while the stock transfer books of the Company for any of its capital stock may be closed. The Company shall not be required, however, to deliver certificates for the securities issuable upon such conversion while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such securities issuable until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

            12.   EVENTS OF DEFAULT AND REMEDIES THEREFOR.

                  12.1 Nature of Events. An "Event of Default" shall exist if any of the following occurs and is continuing:

                  (a) Principal Payments -- the Company fails to make any
            payment of principal on the Debentures on or before the date such payment is due, whether by prepayment, at maturity, by acceleration or otherwise and such failure continues for more than 15 days after receipt of written notice from any holder of any of the Debentures; or

                  (b) Interest Payments -- the Company fails to make any payment of interest on the Debentures on or before the date such payment is due and such failure continues for more than 15 days after receipt of written notice from any holder of any of the Debentures; or

                  (c) Certain Covenants -- the Company fails to observe or
            perform any covenant or agreement contained in paragraph 9 and such failure continues for more than 30 days after receipt of written notice from any holder of any of the Debentures; or

                  (d) Other Defaults -- the Company fails to comply with any other provision of this Agreement, and such failure continues for more than 30 days after receipt of written notice from any holder of any of the Debentures; or

                  (e) Warranties or Representations -- any material warranty, representation or other statement by or on behalf of the Company contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect; or

                  (f) Default on Other Indebtedness for Borrowed Money -- any
            indebtedness of the Company or any subsidiary for borrowed money is not paid when due or within any grace period provided therefor or becomes due and payable prior to its expressed maturity by reason of any default by the Company or any subsidiary in the performance or observance of any of the terms, provisions, obligations or conditions applicable thereto; or

                  (g) Voluntary Bankruptcy Proceedings; Insolvency -- the
            Company shall (1) admit in writing its inability to pay its debts generally as they become due, (2) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (3) make an assignment for the benefit of its creditors, (4) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or any substantial part of its property, (5) be adjudicated insolvent or be liquidated, or (6) take corporate action for the purpose of effecting any of the foregoing; or

                  (h) Involuntary Bankruptcy Proceedings -- a court or
            governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any petition for any such relief shall be filed against the Company or a subsidiary and such petition shall not be dismissed within 60 days.

                  12.2 Notice to Holder. When any Event of Default described in the foregoing paragraph 12.1 has occurred, or if the holder of any evidence of material indebtedness of the Company other than the Debentures gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days of such event to the holders of the Debentures, such notice to be in writing and sent by registered or certified mail or by telegram.

                  12.3 Acceleration of Maturities. When any Event of Default described in paragraph 12.1 has happened and is continuing, any holder of any of the Debentures may, by notice in writing sent by registered or certified mail to the Company, declare the entire principal and all interest accrued on such Debentures to be, and such Debentures shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Debentures. No course of dealing on the part of any of the holders of the Debentures nor any delay or failure on the part of the holders of the Debentures to exercise any right shall operate as a waiver of such right or otherwise prejudice such holders' rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay the holders of the Debentures all reasonable costs and expenses incurred by them in the collection of the Debentures upon any default hereunder or thereon, including reasonable compensation to such holders or holders' attorneys for all services rendered in connection therewith.

                  12.4 Rescission of Acceleration. The provisions of paragraph
12.3 are subject to the condition that the holder of any of the Debentures may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto.

            13.   AMENDMENTS, WAIVERS AND CONSENTS.

                  13.1 Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived Neither generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 80% in principal amount of the Debentures (for this purpose, securities issued upon conversion of Debentures shall be deemed to represent the Debentures so converted).

                  13.2 Effect of Amendment or Waiver. Any such amendment or waiver shall be binding upon each future holder of the Debentures and upon the Company, whether or not any such Debentures shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

            14.   MISCELLANEOUS.

                  14.1 Registered Debentures. The Company shall cause to be kept at its principal office, a register for the registration and transfer of the Debentures (hereinafter called the "Debenture Register"), and the Company will register or transfer or cause to be registered or transferred, as herein after provided and under such reasonable regulations as it may prescribe, any Debenture issued pursuant to this Agreement.

                  At any time and from time to time the registered holder of any of the Debentures may transfer such Debentures, or cause the same to be transferred upon surrender thereof at the principal office of the Company duly endorsed with signature guaranteed by a bank or member firm of the New York Stock Exchange or accompanied by a written instrument of transfer duly executed by the registered holder of such Debentures or its attorney duly authorized in writing.

                  The person in whose name any Debenture shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal and interest on any Debenture shall be made to or upon the written order of such registered holder.

                  14.2 Exchange of the Debentures. At any time, and from time to time, upon not less than ten days' notice to that effect given by any holder of the Debentures initially delivered or of any Debenture substituted therefor pursuant to paragraph 14.1, this paragraph 14.2 or paragraph 14.3, and, upon surrender of such Debenture at its office, the Company will deliver in exchange therefor, without expense to the holder, except as set forth below, a Debenture for the same aggregate principal amount as the then unpaid principal amount of the Debentures so surrendered, in the denomination of $10,000 or any amount in excess thereof as such holder shall specify, dated as ok the date to which interest has been paid on the Debenture so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of-issue, registered in the name of such person or persons, as may be designated by such holder, and otherwise of the same form and tenor as the Debentures so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

                  14.3 Loss, Theft, etc. of the Debentures. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any of the Debentures, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the affected Debenture, the Company will make and deliver without expense to the holder thereof, a new Debenture, of like form and tenor, in lieu of such lost, stolen, destroyed or mutilated Debenture. If any of the Investors is the owner of any such lost, stolen or destroyed Debenture, then the affidavit of an authorized agent of such Investor, setting forth the fact of loss, theft or destruction and of its ownership of the Debenture at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Debenture other than the written agreement of such Investor to indemnify the Company.

                  14.4 Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly the Investors' out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the issue and sale of the Debentures, including but not limited to the reasonable legal fees (not exceeding $15,000) and disbursements of Thompson & Mitchell, counsel to Gateway Venture Partners II, L.P., duplicating and printing costs and charges for shipping the Debentures, and so long as any of the Investors holds any of the Debentures, all such expenses relating to any amendment, waiver or consents pursuant to the provisions hereof. The Company also agrees that it will pay and save Investors harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Debentures, whether or not the Debentures are then outstanding. The Company agrees to protect and indemnify Investors against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any person in connection with the issue and sale of the Debentures by the Company pursuant to this Agreement.

                  14.5 Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holders of the Debentures in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holders of the Debentures are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to paragraph 13 hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

                  14.6 Payments on Saturdays, Sundays and Holidays. Whenever the date fixed for the payment of principal or interest on the Debentures falls on a Saturday, Sunday, legal holiday or any day on which banking institutions in the city of payment are authorized by law to close, then the payment of principal or interest need not be made on such date, but may be made on the next succeeding regular business day with the same force and effect as if made on the date fixed.

                  14.7 Notices. All communications (other than those sent to stockholders generally) provided for hereunder shall be in writing and, if to Investors, delivered or mailed by registered or certified mail, addressed to Investors at their respective addresses set forth on Exhibit A hereto or such other address as any Investor or the subsequent holder of the Debenture initially issued to any Investor, may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail to:
Interface Technology, Inc., 1850 Borman Court, St. Louis, Missouri 63146, marked "Attention: President" or to such other address as the Company may in writing designate to Investors or to subsequent holders of the Debentures initially issued to Investors.

                  14.8 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the Investors' benefit and to the benefit of the Investors' successors and assigns, including each successive holder or holders of the Debentures, and if any subsequent holder of the Debentures shall have presented the same to the Company for inspection, accompanied by a written designation of the address to which notice in respect of the Debentures of such holder is to be given, then wherever in this Agreement it is provided that notice shall be given to the holder of the Debentures, the notice in respect of the Debentures so presented shall be addressed to such holder at the address so given.

                  14.9 Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the closing of the transactions herein contemplated, shall survive such closing and the delivery of this Agreement and the Debentures.

                  14.10 Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

                  14.11 Preferred Stock Agreement. Except as specifically amended or modified by this Agreement, the Preferred Stock Purchase Agreement shall continue in full force and effect.

                  14.12 Governing Law. This Agreement and the Debentures and Warrants issued and sold hereunder shall be governed by and construed in accordance with the internal laws of the State of Missouri.

                  14.13 Captions. The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

                  14.14 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                     * * *

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                TALX CORPORATION

                                By:
                                     -------------------------------------------
                                     William W. Canfield, President

                                    INVESTORS:

                                GATEWAY VENTURE PARTNERS II, L.P.

                                By: GATEWAY ASSOCIATES L.P.
                                    its General Partner

                                    By:
                                         ---------------------------------------
                                         Richard F. Ford,
                                         General Partner

                                MITEK INDUSTRIES, INC.

                                By:
                                     -------------------------------------------


                                ZINSMEYER TRUSTS PARTNERSHIP

                                By:
                                     -------------------------------------------
                                     Andrew R. Zinsmeyer, Managing
                                     General Partner

                                INTECH GROUP, INC.

                                By:
                                     -------------------------------------------
                                     William W. Canfield, President


                                ------------------------------------------------
                                H. Richard Grodsky, Individually


                                ------------------------------------------------
                                Gloria Grodsky, Individually


                                ------------------------------------------------
                                W. Gary Lowe, Individually


                                ------------------------------------------------
                                Debra Lowe, Individually


                                ------------------------------------------------
                                Michael Smith, Individually

                                ------------------------------------------------
                                Della Smith, Individually


                                ------------------------------------------------
                                John E. Tubbesing, Individually


                                ------------------------------------------------
                                Janet B.  Tubbesing, Individually

                                   EXHIBIT A


                                                      Initial
                                                    "Applicable
                                                     Amount" of
                                                     Securities
                                      Principal    Issuable upon
                                      Amount of     Exercise of       Purchase
                                   Debentures to  Warrants to be     Price for
                                    be Acquired       Issued          Warrants
                                  --------------  --------------  --------------

Gate Venture Partners II, L.P.
8000 Maryland Avenue
Suite 1190
St. Louis, MO 63105
ATTN: Richard F. Ford                 $368,010        92,003        $   0.59

Intech Group, Inc.
1860 Borman Court
St. Louis, MO 63146
ATTN: William W. Canfield              110,780        27,695            0.17

MiTek Industries, Inc.
P.O. Box 7359
St. Louis, MO 63177
ATTN: Paul F. Cornelsen                120,000*       30,000            0.19

Zinsmeyer Trusts Partnership
13525 Clayton Road
St. Louis, MO 63141
ATTN: Andrew Zinsmeyer                  18,396         4,599            0.01

H. Richard & Gloria Grodsky
12359 Country Glen Lane
St. Louis, MO 63141                        902           226            0.01

W. Gary & Debra Lowe
#2 Forrester
Manchester, MO 63011                       301            76            0.01

Michael & Della Smith
1055 Riverwood Place
Florissant, MO 63031                       661           165            0.01

John E. & Janet B. Tubbesing
280 Greenbrier Estate Drive
St. Louis, MO 63122                        949           237            0.01
                                  --------------  --------------  --------------

Total                                 $620,000      $155,000        $   1.00
                                  --------------  --------------  --------------

- ----------

* To be paid by cancellation of indebtedness of the Company in principal amount of $120,000.

                                    EXHIBIT B

THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION THEREFROM IS AVAILABLE. THE SECURITIES ISSUABLE UPON CONVERSION HEREOF ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE DEBENTURE PURCHASE AGREEMENT REFERRED TO HEREIN.

                                TALX CORPORATION

                       Subordinated Convertible Debenture

                                Due May 11, 1993

$                                                                   May 11, 1990
 -----------

     TALX Corporation, a Missouri corporation formerly known as Interface Technology, Inc. (the "Company"), for value received, hereby promises to pay to or registered assigns
                                on May 11, 1993
                            the principal amount of
                                   Dollars ($               )
                   ---------------           ---------------

and to pay interest from the date hereof (computed on the basis of a 360-day year) on the principal amount from time to time remaining unpaid hereon on each June 30, September 30, December 31 and March 31 after the date hereof until maturity at the rate of 10% per annum, or such higher rate as may be necessary in order to (a) result in the "original issue discount" (as the quoted phrase is defined in Section 1273 of the Internal Revenue Code of 1986, as amended (the "Code")) on Company's obligation hereunder being treated as zero, (b) obviate the treatment as interest, under Section 483(a) of the Code, of any part of the purchase price, or (c) preclude either (i) the existence of any foregone interest as defined in Code Section 7872(e)(2) with respect to Company's obligation hereunder, or (ii) the characterization of Company's obligation hereunder as a "below-market loan" (as defined in Code Section 7872(e)(1)) if such note represents a loan to which Code Section 7872 is applicable; depending upon which of such three Code Sections, if any, shall apply. In lieu of paying the foregoing installments of interest in cash, the Company may, at its sole option, satisfy its obligations to pay any installment of interest due hereunder by issuing to the holder hereof such number of fully paid and nonassessable shares of the Company's Series A Convertible Preferred Stock as shall equal the amount of such installment divided by $1.90 (rounded up to the nearest whole share). To the extent the Company elects to so issue its shares, it shall deliver certificates evidencing such shares to the holder hereof on or before the date such installment is due.

     The Company further agrees to pay interest on overdue principal at the rate of 13% per annum until paid and (to the extent legally enforceable) to pay interest on any overdue installment of interest at the rate of 13% per annum until paid. The principal hereof and interest hereon are payable at the office of holder in St. Louis, Missouri, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts, except in cases where interest may be paid by the issuance of Series A Convertible Preferred Stock as aforesaid.

     This Debenture is issued under and pursuant to the terms and provisions of a certain Debenture Purchase Agreement (the "Debenture Agreement"), dated as of May 11, 1990, entered into by the Company with the original purchaser therein referred to and this Debenture and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Debenture Agreement reference is hereby made for the statement thereof. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Debenture Agreement.

     This Debenture may be declared due prior to its expressed maturity date and certain prepayments may be made and, in certain instances, are required to be made hereon by the Company in the events, on the terms and in the manner and amounts as provided in the Debenture Agreement.

     As provided in paragraph 11 of the Debenture Agreement, the holder of this Debenture shall have the right and option, to convert the from time to time unpaid principal amount hereof, or any portion of such principal amount, into securities of the Company. Reference is hereby made to said paragraph 11 for a full statement of the terms and conditions relating to such conversion right.

     This Debenture and the indebtedness evidenced hereby, including principal and interest shall at all times be and remain junior and subordinate in right of payment to any and all Superior Indebtedness as defined in the Debenture Agreement, all in the manner and to the extent as set forth in the Debenture Agreement.

     This Debenture is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Debenture or its attorney duly authorized in writing. Payment of or on account of principal and interest on this Debenture shall be made only to or upon the order in~writing of the registered holder.

     This Debenture shall be governed by and construed in accordance with the internal laws of the State of Missouri.


                                TALX CORPORATION

                                By
                                   ---------------------------------------------
                                   William W. Canfield, President

                                    EXHIBIT C

THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER SECURITIES ACT OF 1933. NO SALE OR OTHER DISPOSITION OR PLEDGE OF THESE SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                                TALX CORPORATION
                                WARRANT AGREEMENT
                             VOID AFTER MAY 11, 1993

     1. The Warrant; Period of Exercise.

          (a) The Debenture Purchase Agreement. This Warrant is executed and delivered by TALX Corporation, a Missouri corporation formerly known as Interface Technology, Inc. (the "Company"), in accordance with that certain Debenture Purchase Agreement, dated May 11, 1990 (the "Agreement") executed and delivered by the Company. All provisions of the Agreement applicable hereto are incorporated herein by reference. Unless otherwise indicated herein, capitalized terms shall have meanings ascribed to such terms in the Agreement.

          (b) Member and Price of Securities Subject to Warrant. Subject to the terms and conditions herein set forth, _______________ is entitled to purchase from the Company, in connection with the occurrence of any Triggering Event or at any time and from time to time after November 11, 1990 until this Warrant shall have expired in accordance with subparagraph (c) below, up to the Applicable Amount (as herein defined) of fully paid and nonassessable Warrant Securities. This Warrant shall be exercisable by the holder by its giving to the Company written notice of its intent to exercise ("Exercise Notice") on or before the expiration of this Warrant, which Exercise Notice shall indicate the number of Warrant Securities to be purchased by the holder hereunder. Upon giving such notice, the holder shall surrender this Warrant at the principal office of the Company and pay the full Applicable Warrant Price for the Warrant Securities to be acquired in cash or by check. In the event that this Warrant shall be exercised as to only a portion of the Warrant Securities subject hereto, the Company shall, upon issuance of the Warrant Securities acquired on partial exercise of this Warrant, deliver to the holder a new Warrant representing the remaining Warrant Securities subject hereto. Subject to adjustment as hereinafter provided, the purchase price of securities purchased hereunder shall be as provided in Section l(g) of this Agreement. The purchase price of one unit of Warrant Securities payable from time to time upon the exercise of this Warrant (whether such price be the price specified above or an adjusted price determined as hereinafter provided) is referred to herein as the "Applicable Warrant Price."

          (c) Term; Early Termination. This Warrant shall terminate and expire as of 5:00 p.m. local St. Louis time on May 11, 1993, unless exercised in whole or in part prior to that date.

          (d) Partial Exercise. This Warrant may be exercised by the holder hereof from time to time as to all or a portion of the Shares subject hereto.

          (e) Applicable Amount. As used in this Warrant, the term "Applicable Amount" shall mean the maximum amount of securities issuable upon exercise of this Warrant, equal to (i) $_______________ worth of Warrant Securities if the entire principal amount of the Debentures is repaid or converted or if a Triggering Event shall have occurred prior to November 11, 1990; (ii) $_______________ worth of Warrant Securities if the entire principal amount of the Debenture is repaid or converted or if a Triggering Event shall have occurred after November 11, 1990 but prior to May 11, 1991 and (iii) $_______________ worth of Warrant Securities if the entire principal amount of the Debentures is not repaid or converted or if a Triggering Event shall not have occurred prior to May 11, 1991. For the purposes of this Section l(e) Warrant-futurities shall be valued at the Applicable Warrant Price.

          (f) Warrant Securities. As used in this Warrant, the term "Warrant Securities" shall mean:

               (i) Common Stock of the Company in the event the Company completes a Qualifying Public Offering;

               (ii) New Securities of the Company in the event the Company completes a Qualifying Round if no Qualifying Public Offering shall have occurred prior thereto;

               (iii) Series A Convertible Preferred Stock ("Series A Shares") of the Company in the event the Company completes a Terminal Event if no Qualifying Public Offering or Qualifying Round shall have occurred prior thereto; or

               (iv) Series A Shares of the Company in the event that this Warrant is exercised on or after November 11, 1990 and no Qualifying Public Offering or Qualifying Round has occurred; provided, however, that if prior to the date of exercise, Series A Shares shall have been automatically converted into Common Stock by operation of Section 4(a)(ii) of the Company's Certificate of Preferred Stock Designation, as amended, "Warrant Securities" shall mean Common Stock of the Company for purposes of this Section l(f)(iv).

          (g) Applicable Warrant Price. As used in this Warrant, the term "Applicable Warrant Price" shall mean:

               (i) $1.90 per share in the case of Common Stock of the Company issued pursuant to paragraph l(f)(i) hereof;

               (ii) the lowest price per unit of the New Securities being paid by investors in the Qualifying Round in the case of New Securities issued pursuant to paragraph l(f)(ii) hereof; and

               (iii) $1.90 per share in the case of Series A Shares (or Common Stock) of the Company issued pursuant to Section l(f)(iii) or l(f)(iv) hereof.

          (h) Triggering Event. As used in this Warrant, the term "Triggering Event" shall mean (i) the completion of the Company's initial public offering on a firm commitment basis pursuant to an effective registration statement under the 1933 Act covering the offer and sale of Common Stock for the account of the Company with aggregate net proceeds to the Company of not less than $5 million;
(ii) the completion of the offer and sale of any equity securities, or securities convertible into equity securities or any package of equity securities and debt securities, placed in a transaction exempt from the registration provisions of the federal securities laws with investors not affiliated with Gateway Venture Partners II, L.P., in a transaction or series of related transactions which would be subject to integration pursuant to SEC Regulation D, in an aggregate amount of at least $1.5 million cash; or (iii) the liquidation, dissolution or winding up of the Company or the closing of an acquisition of the Company described in paragraph l(f)(iii), without regard to when such transaction shall have occurred. The Company shall give the holder of this Warrant at least 20 days' prior written notice of the proposed occurrence of any Triggering Event and thereafter the exercise of this Warrant prior to November 11, 1990 shall be conditioned upon the occurrence of the Triggering Event, in which case the person entitled to receive the Warrant Securities issuable upon such exercise shall not be deemed to have exercised this Warrant until immediately prior to the occurrence of such Triggering Event.

     2. Adjustment of Warrant Price and Number of Shares. The Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a) Adjustment for Dividends in Stock. In case at any time or from time to time on or after the date hereof the holders of any shares of stock or other securities at the time receivable upon the exercise of this Warrant shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend, then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the Warrant Securities receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of Company which such holder would hold on the date of such exercise had it been the holder of record of such Warrant Securities on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Warrant Securities and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraphs (b) and
(c) of this paragraph 2.

          (b) Adjustment for Reclassification, Reorganization or Merger. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) on or after the date hereof, or in case, after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holders would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in subparagraphs (a) and (c); in each such case, the terms of this paragraph 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

          (c) Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall subdivide its outstanding Common Stock or Series A Shares into a greater number of shares, the Applicable Warrant Price with respect to the affected class of stock in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock or Series A Shares shall be combined into a smaller number of shares, the Applicable Warrant Price with respect to the affected class of stock in effect immediately prior to such combination shall be proportionately increased and the number of shares receivable upon exercise of the Warrant shall be proportionately decreased.

          (d) Adjustments to New Securities. In the event the Warrant Securities shall be New Securities in lieu of Series A Shares or Common Stock, the Applicable Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant shall be adjusted upon the occurrence of the events described in paragraphs (a), (b) and (c) above with respect to the New Securities in the same manner as provided in this paragraph 2 with respect to Series A Shares and Common Stock.

     3. Other Adjustments. Except as provided herein or in paragraph 2, no adjustment on account of dividends or interest on Series A Shares or New Securities or Common Stock, as the case may be, will be made upon the exercise hereof.

     4. No Fractional Shares. No fractional Series A Shares, New Securities or Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one Series A Share, unit of New Securities or share of Common Stock, as the case may be, on the date of exercise, as determined in good faith by the company's Board of Directors.

     5. No Shareholder Rights. This Warrant shall not entitle its holder to any of the rights of a shareholder of the Company.

     6. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized but unissued Series A Convertible Preferred Stock and Common Stock, a sufficient number of shares to provide for the issuance of Series A Shares or Common Stock, as the case may be, upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Securities.

     7. Exercise of Warrant. The holder's ability to exercise this Warrant is subject to the Company's having obtained all necessary governmental approvals prior to such exercise. The Company shall use its best efforts promptly to obtain such consents after the date hereof. Subject to such approvals, this Warrant may be exercised by the registered holder or its registered assigns, by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the Applicable Warrant Price as described above. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Securities shall be treated for all purposes as the holder of such securities of record as of the close of business on such date. As promptly as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Securities, together with cash in lieu of any fraction of a share as provided above.

     8. Certificate of Adjustment. Whenever the Warrant Price is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the Warrant Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     9. Restrictions on Transfer of Warrant. This Warrant and all rights hereunder are transferable, in whole or in part. The terms of this Warrant shall be binding upon the successors and assigns of the holder.

     10. Compliance with Securities Laws.

          (a) The holder represents and agrees that this Warrant (and the Warrant Securities, if the Warrant is exercised), are purchased only for investment, for the holder's own account, and without any present intention to sell or distribute the Warrant or the Warrant Securities. The holder further acknowledges that the Warrant Securities will not be issued pursuant to the exercise of this Warrant unless the exercise of the Warrant and the issuance and delivery of such Warrant Securities shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "1933 Act"), and other federal and state securities laws and regulations and the requirements of any stock exchange upon which the securities may then be listed.

          (b) The holder of this Warrant acknowledges and agrees that this Warrant and the Warrant Securities have not been registered under the 1933 Act and accordingly will not be transferable except as permitted under the various exemptions contained in the 1933 Act, or upon satisfaction of the registration and prospectus delivery requirements of the 1933 Act. Therefore, the Warrant and Warrant Securities must be held indefinitely unless they are subsequently registered under the 1933 Act, or an exemption from such registration is available. The holder understands that the certificate evidencing the Warrant Securities will be imprinted with a legend which prohibits the transfer of the Warrant Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required. The holder is aware of the adoption of Rule 144 by the Securities and Exchange Commission and that Company is not now and, at the time he wishes to sell the Warrant Securities, may not be satisfying the current public information requirements of Rule 144 and, in such case, the holder would be precluded from selling the securities under Rule 144. The holder understands that a stop transfer instruction will be in effect with respect to transfer of Warrant Securities consistent with the requirements of the securities laws.

     11. Miscellaneous. This Warrant shall be governed by the laws of the State of Missouri. The headings in this Warrant are for purposes of convenience of reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

     ISSUED this 11th day of May, 1990.

                                       TALX CORPORATION

                                       By:
                                            ------------------------------------
                                            William W.  Canfield, President

                                SUBSCRIPTION FORM

                  (To be signed only upon exercise of Warrant)

To: TALX CORPORATION

            The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by that Warrant for, and to purchase under that Warrant, __________ shares of Series A Convertible Preferred Stock or Common Stock of the Company, or New Securities issuable thereunder, and herewith makes payment of __________________________ for those securities, and requests that the certificates for the shares be issued in the name of, and delivered to, __________ , whose address is
__________.

Dated: ___________, 19___.

                                    (Signature must conform in all respects to name of holder as specified on the face of the attached Warrant.)

                                    By
                                       -----------------------------------------
                                    Title:
                                           -------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
                                    Address

                                    --------------------------------------------

                                    EXHIBIT D

                              PREFERRED STOCK TERMS
                               OF TALX CORPORATION

            Section 1. Designation of Preferred. Two Million Three Hundred Seventy-Three Thousand (2,373,000) shares of Preferred Stock are designated "Series A Convertible Preferred Stock" (hereinafter referred to as "Series A Preferred"), and Three Hundred Twenty-Seven Thousand (327,000) shares of Preferred Stock are designated "Series B Convertible Preferred Stock" (hereinafter referred to as "Series B Preferred"), each with the rights, preferences, and privileges specified herein. The Series A Shares and the Series B Shares are hereinafter referred to as the '~Preferred Shares" where no distinction between series is required by the context in which such term is used.

            Section 2. Dividend Rights of Series A Preferred. If the Board of Directors shall elect to declare dividends out of funds legally available therefor, such dividends shall be declared on all Preferred Shares and Common Stock (the "Common") the holders of which shall share such dividends pro rata in accordance with the number of shares of Common held and the number of shares of Common receivable upon conversion of Preferred Shares held.

            Section 3.  Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common or any shares of this corporation other than Preferred Shares (the "Junior Shares") by reason of their ownership thereof, the amount of $1.90 per share (the "Preferred Share Issuance Price") for each Preferred Share and, in addition, an amount equal to all declared but unpaid dividends on Preferred Shares. If upon the occurrence of such event the assets and funds thus distributed among the holders of Preferred Shares are insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Preferred Shares in proportion to the respective liquidation amounts due to each holder. After payment has been made to the holders of the Preferred Shares of the full amounts to which they are entitled, all remaining assets of the Corporation legally available for distribution, if any, shall be distributed pro rata among all holders of Junior Shares and Preferred Shares on the basis of their respective interests in the Corporation's Common Stock on an "as if converted" basis.

            (b) Inclusion of Certain Transactions. For purposes of this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to include the Corporation's sale of all or substantially all of its assets or the acquisition of the Corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of this Corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary.

            Section 4. Conversion. The holders of Preferred Shares shall have the following conversion rights (the "Conversion Rights"):

            (a)  Right to Convert.

                  (i) Voluntary Conversion.

                        (A) Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series A Preferred, into such number of fully paid and nonassessable shares of Common as is determined by dividing the Preferred Share Issuance Price by the conversion price for such series (the "Series A Conversion Price") in effect at the time of conversion. The Series A Conversion Price per share initially shall be $1.90, subject to adjustment as provided in Section 4(c) below.

                        (B) Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common as is determined by dividing the Preferred Share Issuance Price by the conversion price for such series (the "Series B Conversion Price") in effect at the time of conversion. The Series B Conversion Price per share initially shall be $1.90, subject to adjustment as provided in Section 4(c) below.

                        (C) The Series A Conversion Price and the Series B Conversion Price are hereinafter referred to collectively as the "Respective Conversion Prices."

                  (ii) Automatic Conversion. Each Preferred Share shall automatically be converted into shares of Common at the then-effective Respective Conversion Price applicable to such share in the event (A) the

Company completes a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common for the account of the Corporation to the public with aggregate net proceeds to the Corporation of not less than five million dollars ($5,000,000), or (B) the consent of the holders of at least eighty percent (80%) of all outstanding shares of Series A Preferred and the consent of the holders of at least 66-2/3% of all outstanding shares of Series B Preferred. In the event of conversion upon a public offering, the person(s) entitled to receive the Common issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

            (b) Mechanics of Conversion. No fractional shares of Common shall be issued upon conversion of Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then-effective Respective Conversion Price applicable to such shares. Before any holder of Preferred Shares shall be entitled to convert the same into full shares of Common, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Shares, and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee of such holder, a certificate or certificates for the number of shares of Common to which such holder is entitled and a check payable to such holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common plus any declared and unpaid dividends on the converted Preferred shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Preferred Shares to be converted, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, then the conversion may, at the option of any holder tendering Preferred Shares for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common issuable upon such conversion of the Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the completion of such sale of securities.

            (c)   Adjustments to Respective Conversion Prices for
Diluting Issuances.

                  (i) Special Definitions. For purposes of this Certificate, the following definitions shall apply:

                        (1) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common or Convertible Securities.

                        (2) "Convertible Securities" shall mean any evidence of indebtedness, shares (other than Common and Preferred Shares) or other securities convertible into or exchangeable for Common.

                        (3) "Additional Shares of Common" shall mean all shares of Common issued (or, pursuant to Section 4(c) (iii) below, deemed to be issued) by the Corporation after May 11, 1990, other than shares of Common issued or issuable:

                              (A) upon conversion of Preferred Shares;

                              (B) up to 138,724 shares of Common to directors,
officers or employees of, or consultants to, the Corporation pursuant to an agreement or an option plan or purchase plan or other stock incentive program for directors, officers, employees or consultants (collectively, the "Plans") approved by the Board of Directors;

                      (C) as a dividend or distribution on Preferred Shares;

                      (D) as a dividend or distribution on shares of Common issued simultaneously with, and at a rate no greater than a dividend on distribution on Series A Preferred; and

                      (E) by way of dividend or other distribution on shares of Common excluded from the definition of Additional Shares of Common by this
Section 4(c)(i)(3).

                  (ii) Adjustment Trigger. No adjustment in the Conversion Price of a particular Preferred Share shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share for an Additional Shares of Common issued or deemed to be issued by the Corporation is less than the Respective Conversion Price in effect on the date of, and immediately prior to such issue, applicable to such Preferred Share.

                  (iii) Deemed Issuance of Additional Shares of Common.

                        (1) Options and Convertible Securities. If the Corporation, at any time or from time to time after May 11, 1990, issues any Options or Convertible Securities or fixes a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common issued as of the time of such issuance or, if such a record date has been fixed, as of the close of business on such record date; provided, however, that Additional Shares of Common shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(c)(v) below) of such Additional Shares of Common would be less than any Respective Conversion Price in effect on the date of and immediately prior to such issuance, or such record date, as the case may be; and provided further that in any such case in which Additional Shares of Common are deemed to be issued:

                        (A) no further adjustment in the Respective Conversion Prices shall be made upon the subsequent issue of Convertible Securities or shares of Common upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common issuable, upon the exercise, conversion or exchange thereof, then the Respective Conversion Prices computed upon the original issuance thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                        (C) no readjustment pursuant to clause (B) above shall have the effect of increasing the Respective Conversion Prices to an amount that exceeds the lower of (i) the Respective Conversion Prices on the original adjustment date, or (ii) the Respective Conversion Prices that would have resulted from any issuance of Additional Shares of Common between the original adjustment date and such readjustment date.

                    (2) Stock Dividends and Subdivisions. If the Corporation at any time or from time to time after May 11, 1990 declares or pays any dividend on the Common payable in Common which constitutes Additional Shares of Common, or effects a subdivision of the outstanding shares of Common into a greater number of shares of Common (by reclassification or other than by payment of a dividend in Common), then, and in each such event, Additional Shares of Common shall be deemed to have been issued:

                        (A) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend; or

                        (B) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

                  (iv) Adjustment of Respective Conversion Prices Upon Issuance of Additional Shares of Common. If the Corporation issues Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to Section 4(c) (iii) above) without consideration or for a consideration per share less than any of the Respective Conversion Prices in effect on the date of and immediately prior to such issuance, then, in each such event, each such Respective Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) determined by multiplying such affected Respective Conversion Price by a fraction, (A) the numerator of which shall be the number of shares of Common outstanding immediately prior to such issuance plus the number of shares of Common that the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Respective Conversion Price, and (B) the denominator of which shall be the number of shares of Common outstanding immediately prior to such issuance plus the number of such Additional Shares of Common so issued; provided, however, that, for the purposes of this Section 4(c)
(iv), all shares of Common issuable upon conversion of Outstanding Preferred Shares and outstanding Convertible Securities shall be deemed to be outstanding, and, immediately after any Additional Shares of Common are deemed issued pursuant to Section 4(c)(iii) above, such Additional Shares of Common shall be deemed to be outstanding.

                  (v) Determination of Consideration. For purposes of this
Section 4(c), the consideration received by the Corporation for the issuance of any Additional Shares of Common shall be computed as follows:

                  (1) Cash and Property.  Such consideration shall:

                        (A) insofar Omit consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                        (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined in good faith by the hoard; and

                        (C) if Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                   (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to Section 4(c)(iii)(1) above, relating to Options and Convertible Securities, shall be determined by dividing:

                        (A) the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                        (B) the maximum number of shares of Common (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                   (3) Stock Dividends and Stock Subdivisions. Any Additional Shares of Common deemed to have been issued as stock dividends and stock subdivisions shall be deemed to have been issued for no consideration.

                  (vi) Adjustments for Combinations or Consolidation of Common. If the outstanding shares of Common are combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common, then the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (vii) Adjustments of Series B Conversion Price in Respect of Certain Events. In the event that prior to any Ratchet Date (as hereinafter defined), the Corporation shall not have (A) completed an initial public offering with terms described in Section 4(a)(ii), (B) completed the placement of the Corporation's equity securities or securities convertible into equity securities in a transaction, or series of related transactions which would be subject to integration pursuant to SEC Regulation D, exempt from the registration provisions of the Securities Act of 1933, as amended, in an aggregate amount of at least $1.5 million cash to the Corporation from investors other than Gateway Venture Partners II, L.P.; (C) repaid, or issued securities upon conversion of, the aggregate principal amount payable under the Corporation's Subordinated Convertible Debentures, dated May 11, 1990, in aggregate principal amount of $620,000; or (D) completed one of the transactions described in Section 3(b) hereof, then as of each Ratchet Date the Series B Conversion Price automatically shall be reduced by subtracting $0.19 from the Series B Conversion Price in effect on the day prior to said Ratchet Date, except that with respect to May 11, 1995, the Series B Conversion Price shall be $.01. "Ratchet Date" as used herein shall mean each of November 11, 1990; May 11, 1991; November 11, 1991; May 11, 1992; November 11, 1992; May 11, 1993;
November 11, 1993; May 11, 1994; November 11, 1994; and May 11, 1995. The
adjustments to the Series B Conversion Price pursuant to this Section 4(c) (vii) shall be in addition to any other adjustments to the Series B Conversion Price pursuant to this Section 4(c).

            (d)   Exercise of Conversion Rights on Merger or Sale of Assets.

                  (i) Notice. The Corporation shall give each holder of record of Preferred Shares written notice of any merger of the Corporation or any other corporate reorganization in which the Corporation is not the continuing or surviving entity of such merger or reorganization, or of any sale of substantially all clothe assets of the Corporation. Such notice shall be given not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction or twenty (20) days prior to the completion of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the contemplated transaction, as well as the terms and conditions of Section 3 above and this Section 4(d), and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the mailing by the Corporation of the first notice provided for in this Section 4(d)(i) or sooner than ten (10) days after the mailing by the Corporation of any notice of material changes provided for in this Section 4(d)(i); provided, however, that such periods may be shortened or waived upon the written consent of the holders of at least eighty percent (80%) of all outstanding shares of Series A Preferred and the consent of the holders of sixty-six and two-thirds percent (66-2/3%) of all outstanding shares of Series B Preferred.

                  (ii) Exercise of Conversion Rights. If, subsequent to the giving of notice pursuant to Section 4(d)(i) above but not later than ten (10) days prior to the closing of such transaction, any holder of Preferred Shares elects to exercise its Conversion Rights, then the conversion may, at the option of any holder tendering Preferred Shares for conversion, be conditioned upon the closing of such transaction, in which event the person(s) entitled to receive the Common issuable upon such conversion of the Preferred shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such transaction.

            (e) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all actions that may be necessary or appropriate to protect the conversion rights of the holders of the Preferred Shares against impairment.

            (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this Section 4 and furnish to each holder of Preferred Shares a certificate setting forth Such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Price in effect at the time, and (iii) the number of shares of Common and the amount, if any, of other property that would be received at the time,upon conversion of the Preferred Shares.

            (g)  Notices.

                  (i) Events Triggering Notices. The following events shall cause the Corporation to issue notices in accordance with the provisions of
Section 4(g)(ii) below:

                        (1) a declaration by the Corporation of any dividend or distribution upon shares of its Common, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                        (2) a pro rata offering by the Corporation to the holders of any class or series of its stock to subscribe for any additional shares of stock of any class or series or other rights;

                        (3) any reclassification or recapitalization by the Corporation of its outstanding Common involving a change in the Common; or

                        (4) a merger or consolidation of the Corporation with or into any other corporation, or the sale, lease or conveyance of all or substantially all of the Corporation's property or business, or a liquidation, dissolution or winding up of the Corporation. (ii) Types of Notices. In connection with each event described in this Section 4, the Corporation shall send the following notices:

                        (1) at least twenty (20) days prior to the date on which a record is to be taken for the dividend, distribution or subscription rights referred to in Sections 4(g)(i)(1) and 4(g)(i)(2) above or the date for determining rights to vote with regard to the matters referred to in Sections 4(g)(i)(3) and 4(g)(i)(4) above, the Corporation shall send a notice to each holder of Preferred Shares setting forth the record or voting date and the nature of the action;

                        (2) in case of any event referred to in Sections 4(c) and 4(d) above, at least twenty (20) days prior to the date when tine' evens is to take place, the Corporation shall send a notice to each holder of Preferred Shares setting forth the date on which the holders of shares of Common shall be entitled to exchange their Common shares for securities or other property deliverable upon the occurrence of such event.

                  (iii) Delivery of Notices. Each such written notice shall be given by first class mail, postage prepaid, addressed to each holder of Preferred Shares at the address for each such holder as shown on the books of the Corporation.

            Section 5.  Redemption.

            (a) Mandatory Redemption of Preferred Shares. On January 1, 1994, the Corporation shall, to the extent it may lawfully do so, redeem the Preferred Shares by paying in cash therefor an amount per share for each share of Common into which such Preferred Share is then convertible, equal to the greater of:
(i) the Preferred Share Issuance Price, or (ii) ten (10) times the average of consolidated earnings per share of Common for the two full fiscal years immediately preceding January 1, 1994; plus any dividends declared but not yet paid (such amount being referred to herein as the "Redemption Price"). For purposes of this Section 5(a), earnings per share of Common shall be determined in accordance with generally accepted principles applied on a consistent basis.

            (b) Notice of Redemption. At least forty-five (45), but no more than sixty (60) days prior to the date fixed for any redemption of Preferred Shares (the "Redemption Date"), written notice shall be mailed, postage prepaid, to each holder of record at the close of business on the business day next preceding the day on which notice is given) of the Preferred Shares to be redeemed, at the address last shown on the records of this Corporation for such holder (or at the address given by the holder to the Corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of the Corporation is located), notifying such holder of the redemption to be effected specifying the Redemption Date, the applicable Redemption Price, the place at which payment may be obtained, and the date on which such holder's Conversion Rights as to such shares terminate. The notice shall call upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in 5(c) below, on or after the close of business on the Redemption Date, each holder of Preferred Shares to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice. Thereupon, the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. If less than all the shares represented by such certificate are redeemed, then a new certificate shall issue representing the unredeemed shares.

            (c) Cessation of Rights. From and after the Redemption Date, unless there has been a default in payment of the Redemption Price, all dividends, if any, on the Preferred Shares designated for redemption in the Redemption Notice shall cease to accrue, all rights of the holders of such shares as holders of Preferred Shares (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with.respect to such shares and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation available for redemption of Preferred Shares on the Redemption Date are insufficient to redeem the total number of Preferred Shares to be redeemed on such date, then those funds that are legally available shall be used to redeem the maximum possible number of the shares ratably among the holders of the shares to be redeemed. The Preferred Shares not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein (specifically including but not limited to conversion rights) as if said shares had not been called for redemption. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Shares, such funds shall immediately be set aside for the redemption of the balance of the shares that the Corporation has become obligated to redeem on the Redemption Date.

            (d) Deposit of Redemption Price. Three days prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all outstanding shares of Preferred Shares designated for redemption in the Redemption Notice, and not yet converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares. Simultaneously, the Corporation shall deposit irrevocable instructions and authority to such bank or trust company to pay, on and after the date fixed for redemption, the Redemption Price of the Preferred Shares to the holders thereof upon surrender of their certificates. Any monies deposited by the Corporation pursuant to this Section 5(d) for the redemption of shares that are thereafter converted into shares of Common pursuant to Section 4 above no later than the close of business on the fifth (5th) day preceding the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the Corporation pursuant to this Section 5(d) remaining unclaimed at the expiration of one (1) year following the Redemption Date shall thereafter be returned to the Corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Preferred Shares and payment of any bond requested by the Company, to receive such monies from the Redemption Date. Monies paid on or after the Redemption Date shall not bear interest. The Corporation shall sustain the administrative costs for the trust fund.

            Section 6. Voting Rights. Except as otherwise required by law, in connection with all matters to be voted upon by the Corporation's shareholders, each share of Common issued and outstanding shall have one vote, and each Preferred Share issued and outstanding shall have the number of votes equal to the number of shares of Common into which the Preferred Share is convertible as adjusted from time to time pursuant to Section 4 above.

            Section 7. Covenants. In addition to any other rights provided by law, so long as at least 263,220 Preferred Shares are outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than eighty percent (80%) of the shares of Series A Preferred outstanding and of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the shares of Series B Preferred outstanding, take any of the following actions:

            (a) amend or repeal any provision of, or add any provision to, this Corporation's Articles of Incorporation, this Amended and Restated Certificate of Preferred Stock Designation or Bylaws, if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Preferred Shares (this specifically includes but is not limited to any change in the number of directors, indemnification of directors, or change in preemptive rights).

            (b) authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Shares, or authorize or issue shares of stock of any class or any convertible bonds, convertible debentures, convertible notes or other obligations that are convertible into or exchangeable for, or have option rights to purchase, any shares of stock of this Corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Shares;

            (c) reclassify any Junior Shares into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Preferred Shares;

            (d) pay or declare any dividend on any Junior Shares (except dividends payable solely in shares of Common) while any Preferred Share remains outstanding, or apply any of the Corporation's assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any Junior Shares, except from employees or directors or consultants of the Corporation upon termination of employment or services pursuant to the terms of restrictive stock agreements entered into with such employees, directors or consultants; or

            (e) sell, convey or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or.effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of.

                                    EXHIBIT E

Exceptions to Section 3 - Representations and Warranties of the Company

Section 3.6 - As of March 31, 1990, the Company had indebtedness for the following borrowed money:

(1) Indebtedness to Southwest Bank of St. Louis, St. Louis, Missouri, (the "Bank") under line of credit agreements - total available line of credit:
$1,200,000; total outstanding balance - $1,083,000.

(2) Indebtedness to MiTek Industries, Inc. under a promissory note agreement dated December 23, 1987 - outstanding principal balance of $270,150.12. $120,000 of this indebtedness is to be converted to amounts payable under the Subordinated Convertible Debentures to be issued pursuant to this Debenture Purchase Agreement.

(3) Indebtedness under capitalized lease agreements outstanding principal balance totalling $73,258.50.

Section 3.7 - As of March 31, 1990, the Company had pledged the following assets as collateral in connection with certain of the indebtedness reflected in
Section 3.6 above:

(1) Security Agreements dated January 7, 1988 covering accounts receivable and inventory pledged as collateral under the line of credit agreements with the Bank.

(2) The Company's telephone system is leased under the capitalized lease agreements.

Section 3.13 - In March 1990, the Company submitted to the United States Commissioner of Patents and Trademarks applications for registration of the trademark "TALX" and the trademark "EasyScript."

Section 3.16 - The Company, as owner and beneficiary under the policy of term life insurance in the amount of $2.0 million on the life of William W. Canfield, has assigned $450,000 of that amount to the Bank to secure, in part, its obligation under a Guaranty Agreement with the Bank dated March 15, 1990.

                                    EXHIBIT F

                             COMPLIANCE CERTIFICATE

     The undersigned, by its President and Secretary, hereby certifies as follows:

            1. The representations and warranties of TALX Corporation (f/k/a Interface Technology, Inc.), a Missouri corporation (the "Company"), contained in paragraph 3 of the Debenture Purchase Agreement, dated May 11, 1990 (the "Purchase Agreement"), are true and correct in all material respects on and as of the date hereof.

            2. The Company has performed and complied with all agreements and conditions in the Purchase Agreement that are required to be performed or complied with by it on or before the date hereof.

            3. All authorizations, approvals, permits, or consents if any, that are required in connection with the lawful issuance and sale of the Debenture and Warrants (and the securities acquirable on conversion or exercise thereof) pursuant to the Purchase Agreement have been duly obtained and are effective as of the date hereof.

            IN WITNESS WHEREOF, this Certificate is executed and delivered this 11th day of May, 1990.

                                TALX CORPORATION

                                By:
                                     -------------------------------------------
                                     William W. Canfield, President

                                By:
                                     -------------------------------------------
                                                        , Secretary